Exhibit 99.1

Press Release

For more information contact:

Media Relations:	Investor Relations:
Britt Zarling	Stephanie Gregor
Vice President, Corporate Communications Fiserv, Inc. 262-879-5945 britt.zarling@fiserv.com	Vice President, Investor Relations Fiserv, Inc. 262-879-5969 stephanie.gregor@fiserv.com

For Immediate Release

Fiserv Reports Fourth Quarter and Full Year 2014 Results

Adjusted internal revenue growth of 4 percent for the quarter and the year;

Adjusted EPS increases 13 percent for the quarter and the year;

Free cash flow increases 9 percent to $965 million for the year;

Company expects 2015 adjusted internal revenue growth of 5 to 6 percent and adjusted EPS growth of 11 to 14 percent

Brookfield, Wis., February 3, 2015 – Fiserv, Inc. (NASDAQ: FISV), a leading global provider of financial services technology solutions, today reported financial results for the fourth quarter and full year 2014.

GAAP revenue in the fourth quarter was $1.32 billion compared with $1.26 billion in the fourth quarter of 2013. Adjusted revenue was $1.23 billion in the fourth quarter compared with $1.19 billion in the fourth quarter of 2013, an increase of 4 percent. For the full year, GAAP revenue was $5.07 billion compared with $4.81 billion in 2013. Adjusted revenue was $4.74 billion for the full year compared with $4.55 billion in 2013, an increase of 4 percent.

GAAP earnings per share from continuing operations in the fourth quarter was $0.73 compared with $0.84 in the fourth quarter of 2013. The fourth quarter 2013 GAAP earnings per share from continuing operations included a $0.21 per share gain on the partial divestiture of a subsidiary business at StoneRiver Group, L.P. (“StoneRiver”), a joint venture in which the company owns a 49% interest. GAAP earnings per share from continuing operations for the full year was $2.99 compared with $2.44 in 2013.

Adjusted earnings per share from continuing operations increased 13 percent both in the fourth quarter and for the full year, to $0.89 and $3.37, respectively, compared with $0.79 and $2.99 in the 2013 comparable periods.

“We delivered strong results in 2014 highlighted by adjusted internal revenue growth approaching the top-end of our guidance, and our 29th consecutive year of double digit adjusted earnings per share growth,” said Jeffery Yabuki, President and Chief Executive Officer of Fiserv. “Increased sales, expanded operating margin and record free cash flow add to our momentum as we enter 2015.”

Press Release

Fourth Quarter and Full Year 2014

•	Adjusted revenue grew 4 percent both in the quarter and for the full year over the prior year periods to $1.23 billion and $4.74 billion, respectively.

•	Adjusted internal revenue growth in the quarter was 4 percent for the company, driven by 6 percent growth in the Payments segment and 2 percent growth in the Financial segment.

•	Adjusted internal revenue growth was 4 percent for the full year, led by 7 percent growth in the Payments segment and 2 percent growth in the Financial segment.

•	Adjusted earnings per share increased 13 percent in the quarter and for the full year to $0.89 and $3.37, respectively, compared with the prior year periods.

•	Adjusted operating margin was 30.6 percent for the quarter, an increase of 10 basis points compared with the prior year period, and up 50 basis points for the year to 30.5 percent, compared to 2013.

•	Free cash flow was $965 million compared with $887 million in 2013, an increase of 9 percent.

•	The company received $110 million in cash distributions from StoneRiver during the year which have been excluded from the company’s free cash flow.

•	The company repurchased 18.7 million shares for $1.16 billion in 2014 which included 5.4 million shares of common stock in the quarter for $369 million. The company announced a new 20 million share repurchase authorization in the quarter, and had 19.8 million shares authorized for repurchase as of December 31, 2014.

•	Sales performance increased 7 percent in the quarter and 12 percent for the full year 2014 compared with the prior year periods.

•	The company signed 120 Mobiliti™ clients in the quarter and 395 for the full year. As of December 31, 2014, the company had approximately 2,100 mobile banking clients.

•	The company signed 82 Popmoney® clients to join the payment network in the quarter and 305 for the full year. The network now includes nearly 2,400 financial institutions.

•	The company signed 109 electronic bill payment clients and 38 debit processing clients in the quarter leading to 356 electronic bill payment clients and 134 debit processing clients added for the full year.

Outlook for 2015

Fiserv expects adjusted internal revenue to grow in a range of 5 to 6 percent. The company also expects adjusted earnings per share in a range of $3.73 to $3.83, which would represent growth of 11 to 14 percent over $3.37 in 2014.

“We expect acceleration in our adjusted internal revenue growth again in 2015, along with margin expansion, strong free cash flow and continued shareholder-friendly capital allocation,” said Yabuki.

Earnings Conference Call

The company will discuss its fourth quarter and full year 2014 results on a conference call and webcast at 4 p.m. CT on Tuesday, February 3, 2015. To register for the event, go to www.fiserv.com and click on the Q4 Earnings webcast link. Supplemental materials will be available in the “Investor Relations” section of the website.

About Fiserv

Fiserv, Inc. (NASDAQ: FISV) is a leader in financial services technology and one of FORTUNE® magazine’s World’s Most Admired Companies. Fiserv enables clients to achieve best-in-class results by driving quality and innovation in payments, processing services, risk and compliance, customer and channel management, and business insights and optimization. For more information, visit www.fiserv.com.

Press Release

Non-GAAP Financial Measures and Other Information

In this earnings release, we supplement our reporting of information determined in accordance with GAAP, such as revenue, operating income, operating margin, income from continuing operations, earnings per share and net cash provided by operating activities, with “adjusted revenue,” “adjusted internal revenue growth,” “adjusted operating income,” “adjusted operating margin,” “adjusted income from continuing operations,” “adjusted earnings per share” and “free cash flow.” Management believes that adjustments for certain non-cash or other items and the exclusion of certain pass-through revenue and expenses enhance our shareholders’ ability to evaluate our performance because such items do not reflect how we manage our operations. Therefore, we exclude these items from GAAP revenue, operating income, operating margin, income from continuing operations, earnings per share and net cash provided by operating activities to calculate these non-GAAP measures.

Examples of non-cash or other items may include, but are not limited to, non-cash deferred revenue adjustments arising from acquisitions, non-cash intangible asset amortization expense associated with acquisitions, non-cash impairment charges, gains or losses from unconsolidated affiliates, severance costs, merger costs and certain integration expenses related to acquisitions. We exclude these items to more clearly focus on the factors we believe are pertinent to the management of our operations, and we use this information to allocate resources to our various businesses.

Free cash flow and adjusted internal revenue growth are non-GAAP financial measures and are described on page 10. We believe free cash flow is useful to measure the funds generated in a given period that are available for strategic capital decisions. We believe adjusted internal revenue growth is useful because it presents revenue growth excluding the impact of postage reimbursements in our Output Solutions business, acquisitions and dispositions, and including deferred revenue purchase accounting adjustments. We believe this supplemental information enhances our shareholders’ ability to evaluate and understand our core business performance.

These non-GAAP measures should be considered in addition to, and not as a substitute for, revenue, operating income, operating margin, income from continuing operations, earnings per share and net cash provided by operating activities or any other amount determined in accordance with GAAP. These non-GAAP measures reflect management’s judgment of particular items and may not be comparable to similarly titled measures reported by other companies.

Press Release

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding anticipated adjusted revenue growth, adjusted internal revenue growth, adjusted earnings per share, and adjusted earnings per share growth. Statements can generally be identified as forward-looking because they include words such as “believes,” “anticipates,” “expects,” “could,” “should” or words of similar meaning. Statements that describe the company’s future plans, objectives or goals are also forward-looking statements. Forward-looking statements are subject to assumptions, risks and uncertainties that may cause actual results to differ materially from those contemplated by such forward-looking statements. The factors that may affect the company’s results include, among others: the impact of market and economic conditions on the financial services industry; the capacity of the company’s technology to keep pace with a rapidly evolving marketplace; pricing and other actions by competitors; the effect of legislative and regulatory actions in the United States and internationally; the company’s ability to comply with government regulations; the impact of a security breach or operational failure on the company’s business; the company’s ability to successfully integrate acquisitions into its operations; the impact of the company’s strategic initiatives; and other factors included in the company’s filings with the SEC, including its Annual Report on Form 10-K for the year ended December 31, 2013 and in other documents that the company files with the SEC. You should consider these factors carefully in evaluating forward-looking statements and are cautioned not to place undue reliance on such statements. The company assumes no obligation to update any forward-looking statements, which speak only as of the date of this press release.

Press Release

Fiserv, Inc.

Condensed Consolidated Statements of Income

(In millions, except per share amounts, unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2014	2013	2014	2013
Revenue
Processing and services	$1,078	$1,038	$4,219	$4,035
Product	238	225	847	779

Total revenue	1,316	1,263	5,066	4,814

Expenses
Cost of processing and services	554	516	2,164	2,081
Cost of product	198	184	717	695
Selling, general and administrative	247	266	975	977

Total expenses	999	966	3,856	3,753

Operating income	317	297	1,210	1,061
Interest expense - net	(41)	(40)	(163)	(163)

Income from continuing operations before income taxes and income from investment in unconsolidated affiliate	276	257	1,047	898
Income tax provision	(97)	(110)	(384)	(328)
Income from investment in unconsolidated affiliate	2	73	91	80

Income from continuing operations	181	220	754	650
(Loss) income from discontinued operations	—	1	—	(2)

Net income	$181	$221	$754	$648

GAAP earnings (loss) per share - diluted:
Continuing operations	$0.73	$0.84	$2.99	$2.44
Discontinued operations	—	—	—	(0.01)

Total	$0.73	$0.84	$2.98	$2.44

Diluted shares used in computing earnings per share	247.2	261.9	252.7	266.1

Earnings per share is calculated using actual, unrounded amounts.

Press Release

Fiserv, Inc.

Reconciliation of GAAP to Adjusted Income and

Earnings Per Share from Continuing Operations

(In millions, except per share amounts, unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2014	2013	2014	2013

GAAP income from continuing operations	$181	$220	$754	$650
Adjustments:
Merger and integration costs [1]	2	11	13	81
Severance costs	6	—	21	12
Amortization of acquisition-related intangible assets	51	54	204	210
Tax impact of adjustments [2]	(20)	(23)	(83)	(106)
StoneRiver transactions [3]	—	(71)	(87)	(69)
Tax impact of StoneRiver transactions [3]	—	17	36	17
Tax benefit [4]	—	—	(6)	—

Adjusted income from continuing operations	$220	$208	$852	$795

GAAP earnings per share from continuing operations	$0.73	$0.84	$2.99	$2.44
Adjustments - net of income taxes:
Merger and integration costs [1]	0.01	0.03	0.03	0.20
Severance costs	0.01	—	0.05	0.03
Amortization of acquisition-related intangible assets	0.13	0.13	0.52	0.51
StoneRiver transactions [3]	—	(0.21)	(0.20)	(0.20)
Tax benefit [4]	—	—	(0.03)	—

Adjusted earnings per share from continuing operations	$0.89	$0.79	$3.37	$2.99

[1]	Merger and integration costs are attributable to the Open Solutions acquisition and include integration costs and deferred revenue purchase accounting adjustments.
[2]	The tax impact of adjustments is calculated using a tax rate of 35 percent.
[3]	Represents the company’s share of net gains associated with capital transactions at StoneRiver, including sales of subsidiary businesses and related expenses in 2014 and a gain on a partial divestiture of a subsidiary business in 2013.
[4]	The tax benefit represents certain discrete income tax benefits that have been excluded from adjusted earnings per share.

See page 3 for disclosures related to the use of non-GAAP financial measures. Earnings per share is calculated using actual, unrounded amounts.

Press Release

Fiserv, Inc.

Financial Results by Segment

(In millions, unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2014	2013	2014	2013
Total Company
Revenue	$1,316	$1,263	$5,066	$4,814
Output Solutions postage reimbursements	(89)	(82)	(327)	(289)
Open Solutions deferred revenue adjustment	1	4	4	21

Adjusted revenue	$1,228	$1,185	$4,743	$4,546

Operating income	$317	$297	$1,210	$1,061
Merger and integration costs	2	11	13	81
Severance costs	6	—	21	12
Amortization of acquisition-related intangible assets	51	54	204	210

Adjusted operating income	$376	$362	$1,448	$1,364

Operating margin	24.1%	23.5%	23.9%	22.0%
Adjusted operating margin	30.6%	30.5%	30.5%	30.0%

Payments and Industry Products (“Payments”)
Revenue	$719	$678	$2,747	$2,552
Output Solutions postage reimbursements	(89)	(82)	(327)	(289)

Adjusted revenue	$630	$596	$2,420	$2,263

Operating income	$202	$184	$768	$702

Operating margin	28.1%	27.1%	28.0%	27.5%
Adjusted operating margin	32.1%	30.9%	31.7%	31.0%

Financial Institution Services (“Financial”)
Revenue	$609	$596	$2,367	$2,309
Open Solutions deferred revenue adjustment	1	4	4	21

Adjusted revenue	$610	$600	$2,371	$2,330

Operating income	$192	$204	$773	$745
Merger and integration costs	—	4	—	16

Adjusted operating income	$192	$208	$773	$761

Operating margin	31.6%	34.2%	32.6%	32.2%
Adjusted operating margin	31.5%	34.5%	32.6%	32.6%

Corporate and Other
Revenue	$(12)	$(11)	$(48)	$(47)

Operating loss	$(77)	$(91)	$(331)	$(386)
Merger and integration costs	2	7	13	65
Severance costs	6	—	21	12
Amortization of acquisition-related intangible assets	51	54	204	210

Adjusted operating loss	$(18)	$(30)	$(93)	$(99)

See page 3 for disclosures related to the use of non-GAAP financial measures. Operating margin percentages are calculated using actual, unrounded amounts.

Press Release

Fiserv, Inc.

Condensed Consolidated Statements of Cash Flows

(In millions, unaudited)

	Year Ended December 31,
	2014	2013
Cash flows from operating activities
Net income	$754	$648
Adjustment for discontinued operations	—	2
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and other amortization	200	193
Amortization of acquisition-related intangible assets	204	210
Share-based compensation	49	46
Deferred income taxes	3	(9)
Income from investment in unconsolidated affiliate	(91)	(80)
Dividends from unconsolidated affiliate	110	6
Non-cash impairment charge	—	30
Other non-cash items	(18)	(11)
Changes in assets and liabilities, net of effects from acquisitions:
Trade accounts receivable	(42)	(47)
Prepaid expenses and other assets	(39)	(48)
Accounts payable and other liabilities	168	37
Deferred revenue	9	62

Net cash provided by operating activities	1,307	1,039

Cash flows from investing activities
Capital expenditures, including capitalization of software costs	(292)	(236)
Payments for acquisitions of businesses, net of cash acquired	—	(30)
Dividends from unconsolidated affiliate	—	116
Net proceeds from investments	7	4
Other investing activities	(1)	(2)

Net cash used in investing activities	(286)	(148)

Cash flows from financing activities
Debt proceeds	604	2,252
Debt repayments	(653)	(2,590)
Issuance of treasury stock	53	49
Purchases of treasury stock	(1,148)	(578)
Other financing activities	18	(6)

Net cash used in financing activities	(1,126)	(873)

Change in cash and cash equivalents	(105)	18
Net cash flows (to) from discontinued operations	(1)	24
Beginning balance	400	358

Ending balance	$294	$400

Press Release

Fiserv, Inc.

Condensed Consolidated Balance Sheets

(In millions, unaudited)

	December 31,
	2014	2013
Assets
Cash and cash equivalents	$294	$400
Trade accounts receivable – net	798	751
Deferred income taxes	42	55
Prepaid expenses and other current assets	352	366

Total current assets	1,486	1,572

Property and equipment – net	317	266
Intangible assets – net	2,003	2,142
Goodwill	5,209	5,216
Other long-term assets	322	317

Total assets	$9,337	$9,513

Liabilities and Shareholders’ Equity
Accounts payable and accrued expenses	$905	$756
Current maturities of long-term debt	92	92
Deferred revenue	489	484

Total current liabilities	1,486	1,332

Long-term debt	3,711	3,756
Deferred income taxes	716	713
Other long-term liabilities	129	127

Total liabilities	6,042	5,928
Shareholders’ equity	3,295	3,585

Total liabilities and shareholders’ equity	$9,337	$9,513

Press Release

Fiserv, Inc.

Selected Non-GAAP Financial Measures

($ in millions, unaudited)

Adjusted Internal Revenue Growth [1]	Three Months Ended December 31, 2014	Year Ended December 31, 2014
Payments Segment	6%	7%
Financial Segment	2%	2%

Total Company	4%	4%

[1]	Adjusted internal revenue growth is measured as the increase in adjusted revenue (see page 7), excluding the net impact of acquisitions and dispositions (“acquired revenue”), for the current period divided by adjusted revenue from the prior year period. Acquired revenue for the fourth quarter of 2014 was ($1) million, due to a disposition in the Financial segment. Acquired revenue was $3 million for the full year 2014 ($2 million in the Payments segment and $1 million in the Financial segment).

Free Cash Flow [2]	Year Ended December 31,
	2014	2013
Net cash provided by operating activities	$1,307	$1,039
Capital expenditures	(292)	(236)
Other adjustments [3]	(50)	84

Free cash flow	$965	$887

[2]	Free cash flow is calculated as net cash provided by operating activities less capital expenditures and excludes the net change in settlement assets and obligations; tax-effected severance, merger and integration payments; certain transaction expenses attributed to the Open Solutions acquisition; certain cash distributions from StoneRiver; and other items which management believes may not be indicative of the future free cash flow of the company.
[3]	“Other adjustments” in 2014 removes $55 million of cash distributions from StoneRiver less related tax payments, and in 2013, adds back $60 million of cash payments for transaction expenses, transaction-related assumed liabilities, and merger and integration costs attributed to the acquisition of Open Solutions.

See page 3 for disclosures related to the use of non-GAAP financial measures.

FISV-E

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